                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-35802


Prospectus Supplement No. 9 dated August 9, 2001 to Prospectus dated May 19, 2000, as supplemented on June 21, 2000, July 20, 2000, August 1, 2000,
September 21, 2000, January 12, 2001, February 1, 2001,
April 20, 2001 and May 31, 2001.


                              E*TRADE Group, Inc.


      $650,000,000 6% Convertible Subordinated Notes due February 1, 2007
                                      and
     27,542,373 Shares of Common Stock Issuable upon Conversion of the Notes



     The information contained in the table appearing under the heading "Selling Securityholders" on pages 43-44 of the prospectus with respect to the Selling Securityholders named below is hereby deleted and restated with the following information:

                                                                                                   Shares of
                                                      Principal Amount       Percentage of       Common Stock
                                                       of Notes that              Notes           that May Be
Name of Selling Securityholder(1)                       May Be Sold           Outstanding           Sold(2)
---------------------------------                    ------------------      -------------      ---------------
Goldman Sachs & Company...........................         $ 8,000                 *                      339
ProMutual.........................................         $28,000                 *                    1,187
Other holders of notes or future transferees of
such holders (3)..................................         $     0                 *                        0